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                                 EXHIBIT 10.24





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                                  AMENDMENT #1
                                       TO
                       NONQUALIFIED STOCK OPTION AGREEMENT

                               James B. Tompkins

         THIS AMENDED AND RESTATED NONQUALIFIED STOCK OPTION AGREEMENT is entered into November 17, 1997, between Uranium Resources, Inc., a Delaware corporation (the "the Company"), and James B. Tompkins, an individual (the "Optionee").

                                   RECITALS:

         A. The Company and Optionee are parties to a Non-Qualified Stock Option Agreement dated May 25, 1997 (the "May 1995 Option").

         B. The Company desires to amend the May 1995 option to extend the expiration date to May 24, 2001, to increase the exercise price by $.25 per share and to provide for substitute stock options in certain circumstances; and

         C.      Optionee desires to accept such amendments to the May 1995
Option.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 1 of the May 1995 Option is hereby amended by deleting "$4.50" and substituting in its place "$4.75."

         2. Section 2 of the May 1995 Option is hereby amended by deleting from subsection (a) thereof "1998" and substituting in its place "2001".

         3. Section 11 of the May 1995 Option is hereby amended to read in its entirety as follows:

                 "1 1.  Adjustments.

                          (a) Stock Splits etc. The number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock of the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                          (b) Mergers, etc. If, at any time subsequent to the hereof, shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of another entity (whether as a result of exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to this option (in whole or in part), the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged; and
                 (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to this option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Stock to make other adjustments to the securities subject this option (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of this option.





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                          (c)     Liquidation.  In the event of the dissolution
                 or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the option will terminate immediately prior to the consummation of such proposed action."

         4. Except as expressly amended hereby the May 1995 Option shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Optionee have executed this Amendment #1 to Non-Qualified Stock Option Agreement effective as of the date first set forth above.


                                URANIUM RESOURCES, INC.


                                /s/ Paul K. Willmott
                                ----------------------------------------
                                President



                                The Optionee


                                /s/ James B. Tompkins
                                ----------------------------------------